UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

October 29, 2024

Date of Report (Date of earliest event reported)

Insight Acquisition Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40775	86-3386030
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 East 91st Street New York, NY	10128
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (609) 751-9193

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Units, each consisting of one share of Class A Common Stock and one-half of one Redeemable Warrant	INAQU	The Nasdaq Stock Market, LLC
Class A Common Stock, par value $0.0001 per share	INAQ	The Nasdaq Stock Market, LLC
Redeemable Warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50	INAQW	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On October 29, 2024, Insight Acquisition Corp. (the “Company” or “IAC”) held a Special Meeting of Stockholders (the “Special Meeting”). On September 18, 2024, the record date for the Special Meeting, there were 6,519,080 shares of common stock of the Company entitled to be voted at the Special Meeting, consisting of 5,619,060 shares of Class A common stock and 900,000 shares of Class B common stock voting together as a single class (the “common stock”). At the Special Meeting there were 5,555,475shares of common stock of the Company or 85.22 % of which were represented in person or by proxy.

Proposal 1. Business Combination Proposal

A proposal to consider and vote upon a proposal to approve and adopt the Business Combination Agreement, dated as of October 13, 2023, as amended by the First Amendment to the Business Combination Agreement, dated as of June 21, 2024, by and among IAC, IAC Merger Sub Inc. (“Merger Sub”), and Alpha Modus, Corp. (“Alpha Modus”), and approve the transactions contemplated thereby, including the merger of Merger Sub with and into Alpha Modus, with Alpha Modus continuing as the surviving corporation and as a wholly-owned subsidiary of IAC (the “Business Combination”). Adoption of the Business Combination Proposal required approval by the affirmative vote of at least 65% of the Company’s outstanding shares of common stock. The voting results were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
5,555,475	0	0	0

The Business Combination Proposal was approved by the Company’s stockholders holding 5,555,475shares or approximately 85.22% of the outstanding shares of common stock of the Company.

Proposal 2. Amended and Restated Charter Proposal

A proposal to consider and vote upon a proposal to amend IAC’s amended and restated certificate of incorporation, as amended (the “IAC Charter”), in connection with the closing of the Business Combination, by adopting the second amended and restated certificate of incorporation (the “Amended and Restated Charter”), which includes the authorization to issue and designation of 7,500,000 new shares of preferred stock as Series C Redeemable Convertible Preferred Stock.” Adoption of the Amended and Restated Charter Proposal required approval by the affirmative vote of at least 65% of the Company’s outstanding shares of common stock. The voting results were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
5,555,475	0	0	0

The Amended and Restated Charter Proposal was approved by the Company’s stockholders holding 5,555,475shares or approximately 85.22% of the outstanding shares of common stock of the Company.

Proposal 3. Nasdaq Proposal

A proposal to consider and vote upon, for purposes of complying with the applicable listing rules of the Nasdaq Stock Market, the issuance of shares of IAC common stock pursuant to the Business Combination Agreement, as well as the issuance of shares of IAC common stock issuable upon conversion of the IAC Series C Redeemable Convertible Preferred Stock issuable pursuant to the Business Combination Agreement. Adoption of the Nasdaq Proposal required approval by the affirmative vote of at least a majority of the Company’s issued and outstanding shares of common stock present in person or represented by proxy at the Special Meeting. The voting results were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
5,555,475	0	0	0

The Amended and Restated Charter Proposal was approved by the Company’s stockholders holding 5,555,475shares or approximately 100% of the outstanding shares of common stock of the Company.

Item 8.01. Other Events.

In connection with the stockholders’ vote at the Special Meeting on October 29, 2024, 426,135 shares were tendered for redemption.

No Offer or Solicitation

This Current Report on Form 8-K is for informational purposes only and is not intended to and shall not constitute a proxy statement or the solicitation of a proxy, consent or authorization with respect to any securities or in respect of an initial business combination or PIPE financing and is not intended to and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy or subscribe for any securities or a solicitation of any vote of approval, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Item 9.01. Financial Statements and Exhibits.

EXHIBIT NO.	DESCRIPTION
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 30, 2024

INSIGHT ACQUISITION CORP.

By:	/s/ Michael Singer
Name:	Michael Singer
Title:	Executive Chairman and Chief Executive Officer

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